UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.             Other Events.

As previously reported by Laureate Education, Inc. (the “Company”), on January 24, 2018, a new Higher Education Law (the “New Law”) was passed by the Chilean Congress that would have prohibited for-profit organizations, such as the Company, from controlling universities in Chile. On March 27, 2018, the Chilean Constitutional Court (the “Court”) announced that it has declared unconstitutional the provision of the New Law that would have prohibited for-profit organizations from controlling universities. The Court stated that it would issue its written decision not later than April 26, 2018.

The Company is currently considering the decision of the Court and the impact that it will have on the application of the New Law to the Company and to the relationships that it maintains with the three non-profit Chilean universities accounted for as variable interest entities that are part of the Laureate International Universities  network, and it will review the written decision of the Court once it is released. The Company’s continuing evaluation of the impact of the New Law or additional guidance that may be issued regarding the implementation of the New Law may result in changes to its expectations regarding its ability to continue to account for the three Chilean non-profit universities as consolidated entities or whether it will be required to deconsolidate those entities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
Name:	Eilif Serck-Hanssen
Title:	Chief Executive Officer

Date: March 27, 2018

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